Exhibit 99.1

Inseego Reports Third Quarter 2025 Financial Results

Q3 2025 revenue of $45.9 million, second consecutive quarter of sequential growth

Q3 2025 Adjusted EBITDA of $5.8 million and GAAP Net Income of $1.4 million

Nabil Bukhari and Stephen Bye join Inseego Board of Directors

SAN DIEGO—November 6, 2025—Inseego Corp. (Nasdaq: INSG) (the “Company”), a global leader in 5G mobile broadband and 5G fixed wireless access (FWA) solutions, today reported its results for the third quarter of 2025 ended September 30, 2025.

“Q3 was another strong quarter for Inseego, reflecting solid execution across our key strategic growth and value creation initiatives,” said Juho Sarvikas, CEO of Inseego. “We delivered key wins and extended our enterprise FWA leadership with strong FX4100 demand, launched our premium FX4200 5G solution, and broadened our Tier-1 carrier base across both FWA and mobile. We also made key additions to our leadership team and board of directors, further positioning Inseego to execute on the large opportunity in front of us. We’re focused on continuing to scale our cloud-managed wireless broadband solutions to drive sustainable growth and profitability as we look to successfully close-out 2025.”

Steven Gatoff, CFO of Inseego, added: “We delivered another quarter of sequential growth, with revenue and adjusted EBITDA both above guidance. Our results reflect quality growth and we continue to gain traction with our customers across our product lines. Strong gross margins, disciplined expense management, and effective working capital drove meaningful operating leverage.”

Q3 2025 Financial Highlights

•	Total revenue for Q3 2025 was $45.9 million, up 14% sequentially.

•	Adjusted EBITDA* for Q3 2025 was $5.8 million, up 22% sequentially. GAAP Net Income was $1.4 million.

•	GAAP gross margin for Q3 2025 was 41.6%, the Company’s third consecutive quarter with gross margin exceeding 40%.

Business Highlights

•	Secured a new Tier-1 U.S. carrier customer to stock both our mobile and FWA next generation products, with FWA shipments expected to begin late in Q4 2025 and mobile shipments in Q1 2026.

•	Expanded FWA deployments with T-Mobile across multiple industries and saw significant traction in the recently launched FX4100.

•	Launched the FX4200 enterprise FWA solution and updated software suite, Inseego Connect. When paired with the X700 mesh access point, these become a complete enterprise solution that enables us to expand into larger enterprises. Additionally, this creates a new path to market via MSPs and MSOs who can augment their existing networks with cellular capabilities.

•	Announced appointment of Donna Johnson as CMO, Donna was most recently head of Marketing and Communications and CMO at Ericsson Enterprise Wireless Solutions, formerly Cradlepoint.

•	Announced appointment of Vishal Donthireddy as CTO, Vishal has been with the company for almost 20 years, most recently serving as Senior Vice President of Engineering.

•	Appointed Nabil Bukhari and Stephen Bye to the Board of Directors, both of whom are experienced operating executives with extensive experience in wireless networking, SaaS, and AI, and share a strong track record of driving transformation and go-to-market execution.

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Upcoming Investor Events

Inseego management will be participating in the following upcoming investor conferences in New York in November and the Company will also pass a milestone anniversary of being listed on Nasdaq for 25 years with the closing bell ceremony at the Nasdaq Market Site on Monday, December 8th:

•	November 18, 2025 – Craig-Hallum 16th Annual Alpha Select Conference

•	November 19, 2025 – Roth Capital 14th Annual Technology Conference

•	November 20, 2025 – Needham 6th Annual Tech Week One-on-One Event

Q4 2025 Guidance

–	Total revenue in the range of $45.0 million to $48.0 million.

–	Adjusted EBITDA in the range of $4.0 million to $5.0 million.

The Company’s Q4 2025 financial guidance does not include any potential impact of the evolving tariff environment.

Conference Call Information

Inseego will host a conference call and live webcast today at 5:00 p.m. ET. A Q&A session will be held live directly after the prepared remarks. To access the conference call:

•	Online, visit https://investor.inseego.com/events-presentations

•	Those without internet access or unable to pre-register may dial in by calling:

•	In the United States, call 1-844-282-4463

•	International parties can access the call at 1-412-317-5613

An audio replay of the conference call will be available one hour after the call through November 20, 2025. To hear the replay, parties in the United States may call 1-877-344-7529 and enter access code 8127291 followed by the # key. International parties may call 1-412-317-0088. In addition, the Inseego Corp. press release will be accessible from the Company's website before the conference call begins.

*Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” below for more information, and the tables at the end of this release for a reconciliation to the closest GAAP measure.

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About Inseego Corp.

Inseego Corp (Nasdaq: INSG) is a leading provider of cloud-managed, wireless broadband connectivity solutions. Inseego’s comprehensive hardware portfolio, combined with its Software-as-a-Service (SaaS) platform for device, network, and subscriber management, enables seamless business connectivity and simplifies subscription management, wireless deployments, and network operations for Fixed Wireless Access (FWA), IoT, and mobile networking. As an early pioneer in mobile broadband and a leading innovator in 5G for business, Inseego has delivered over 10 generations of solutions that provide unmatched speed, security, and reliability for businesses, government agencies, and educational institutions. For more information about Inseego, visit www.inseego.com.

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this news release related to our financial guidance, future business outlook, the future demand for our products, and other statements that are not purely historical facts are forward-looking. These forward-looking statements are based on management’s current expectations, assumptions, estimates, and projections. They are subject to significant risks and uncertainties that could cause results to differ materially from those anticipated in such forward-looking statements. We, therefore, cannot guarantee future results, performance, or achievements. Actual results could differ materially from our expectations.

Factors that could cause actual results to differ materially from the Company’s expectations include: (1) the Company’s dependence on a small number of customers for a substantial portion of our revenues; (2) the future demand for wireless broadband access to data and device management software and services and our ability to accurately forecast; (3) the growth of wireless wide-area networking and device management software and services; (4) customer and end-user acceptance of the Company’s current product and service offerings and market demand for the Company’s anticipated new product and service offerings; (5) our ability to develop sales channels and to onboard channel partners; (6) increased competition and pricing pressure from participants in the markets in which the Company is engaged; (7) dependence on third-party manufacturers and key component suppliers worldwide; (8) the impact of fluctuations of foreign currency exchange rates; (9) the impact of supply chain challenges on our ability to source components and manufacture our products; (10) unexpected liabilities or expenses; (11) the Company’s ability to introduce new products and services in a timely manner, including the ability to develop and launch 5G products at the speed and functionality required by our customers; (12) litigation, regulatory and IP developments related to our products or components of our products; (13) the Company’s ability to raise additional financing when the Company requires capital for operations or to satisfy corporate obligations; (14) the Company’s plans and expectations relating to acquisitions, divestitures, strategic relationships, international expansion, software and hardware developments, personnel matters, and cost containment initiatives, including restructuring activities and the timing of their implementations; (15) the global semiconductor shortage and any related price increases or supply chain disruptions, (16) the potential impact of COVID-19 or other global public health emergencies on the business, (17) the impact of high rates of inflation and rising interest rates, (18) the impact of import tariffs on our materials and products, and (19) the impact of geopolitical instability on our business.

These factors, as well as other factors set forth as risk factors or otherwise described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause results to differ materially from those expressed in the Company’s forward-looking statements. The Company assumes no obligation to update publicly any forward-looking statements, even if new information becomes available or other events occur in the future, except as otherwise required under applicable law and our ongoing reporting obligations under the Securities Exchange Act of 1934, as amended.

Non-GAAP Financial Measures

Inseego Corp. has provided financial information in this press release that has not been prepared in accordance with GAAP. Non-GAAP net income (loss) and non-GAAP net income (loss) per share, for example, exclude the impact of share-based compensation expense, impairment of capitalized software, amortization of intangible assets purchased through acquisitions, and other non-recurring gains and losses. Adjusted EBITDA, in addition to those items excluded from non-GAAP net income (loss), excludes all interest expense, taxes, depreciation, amortization, and other non-operating income/expense.

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Non-GAAP net income (loss), non-GAAP net income (loss) per share, and Adjusted EBITDA are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures have limitations as an analytical tool. They are not intended to be used in isolation or as a substitute for cost of revenues, operating expenses, net income (loss), net income (loss) per share or any other performance measure determined in accordance with GAAP. We present these non-GAAP financial measures because we consider them to be an important supplemental performance measure.

We use these non-GAAP financial measures to make operational decisions, evaluate our performance, prepare forecasts and determine compensation. Further, management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods. Share-based compensation expenses are expected to vary depending on the number of new incentive award grants issued to both current and new employees, the number of such grants forfeited by former employees, and changes in our stock price, stock market volatility, expected option term and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP financial measures, we exclude certain non-cash and one-time items to facilitate comparability of our operating performance on a period-to-period basis because such expenses are not, in our view, related to our ongoing operational performance. We use this view of our operating performance to compare it with the business plan and individual operating budgets and in the allocation of resources.

We believe that these non-GAAP financial measures are helpful to investors in providing greater transparency to the information used by management in its operational decision-making. The Company believes that using these non-GAAP financial measures also facilitates comparing our underlying operating performance with other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and the exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. Investors and potential investors are cautioned that material limitations are associated with using non-GAAP financial measures as an analytical tool. The limitations of relying on non-GAAP financial measures include, but are not limited to, the fact that other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool.

Investors and potential investors are encouraged to review the reconciliation of our non-GAAP financial measures in this press release with our GAAP financial results.

Investor Relations Contact:

Matt Glover, Gateway Group: (949) 574-3860

IR@inseego.com

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INSEEGO CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Mobile solutions	$16,037	$32,282	$47,499	$73,431
Fixed wireless access solutions	17,650	9,723	34,064	37,222
Product	33,687	42,005	81,563	110,653
Software services and other	12,206	12,027	36,226	32,504
Total revenues	45,893	54,032	117,789	143,157
Cost of revenues:
Product	25,253	33,592	63,014	86,812
Software services and other	1,556	1,640	4,193	5,492
Total cost of revenues	26,809	35,232	67,207	92,304
Gross profit	19,084	18,800	50,582	50,853
Operating costs and expenses:
Research and development	4,878	5,176	14,233	15,032
Sales and marketing	4,198	4,125	12,083	12,176
General and administrative	5,689	4,822	14,882	12,695
Depreciation and amortization	2,164	3,154	5,989	10,098
Impairment of capitalized software	–	507	384	927
Total operating costs and expenses	16,929	17,784	47,571	50,928
Operating income (loss)	2,155	1,016	3,011	(75)
Other (expense) income:
Interest expense	(885)	(5,731)	(2,844)	(9,686)
Loss on extinguishment of revolving credit facility	–	–	–	(788)
Gain on debt restructurings, net	–	12,366	–	13,690
Other income (expense), net	126	(72)	611	(864)
Income (Loss) before income taxes	1,396	7,579	778	2,277
Income tax provision (benefit)	(36)	36	9	171
Income (Loss) from continuing operations	1,432	7,543	769	2,106
Income (loss) from discontinued operations, net of income tax provision	–	1,426	(400)	3,032
Net income (loss)	1,432	8,969	369	5,138
Preferred stock dividends	(903)	(827)	(2,650)	(2,425)
Net income (loss) attributable to common stockholders	$529	$8,142	$(2,281)	$2,713
Per share data:
Net earnings (loss) per share
Basic
Continuing operations	$0.03	$0.54	$(0.12)	$(0.03)
Discontinued operations	$–	$0.12	$(0.03)	$0.25
Basic and diluted earnings (loss) per share*	$0.03	$0.66	$(0.15)	$0.23
Diluted
Continuing operations	$0.03	$(0.16)	$(0.12)	$(0.03)
Discontinued operations	$–	$0.11	$(0.03)	$0.25
Diluted earnings per share	$0.03	$(0.06)	$(0.15)	$0.23
Weighted-average shares used in computation of net earnings (loss) per share
Basic	15,142,000	12,336,503	15,056,458	12,036,989
Diluted	15,522,042	13,218,293	15,056,458	12,036,989

(*) Adjusted retroactively for reverse stock split that occurred on January 24, 2024

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INSEEGO CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$14,559	$39,596
Accounts receivable, net	27,563	13,803
Inventories	8,602	13,575
Prepaid expenses and other current assets	6,261	5,926
Total current assets	56,985	72,900
Property, plant and equipment, net	1,016	1,102
Intangible assets, net	19,635	18,747
Goodwill	3,949	3,949
Operating lease right-of-use assets	3,663	2,855
Other assets	565	446
Total assets	$85,813	$99,999
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$18,783	$18,433
Accrued expenses and other current liabilities	25,075	30,133
2025 Convertible Notes, net	–	14,905
Total current liabilities	43,858	63,471
Long-term liabilities:
Operating lease liabilities	3,161	2,627
Deferred tax liabilities, net	183	174
2029 Senior Secured Notes, net	41,666	41,830
Other long-term liabilities	4,663	4,755
Total liabilities	93,531	112,857
Commitments and contingencies
Stockholders’ deficit:
Preferred stock (aggregate liquidation preference of $41,043 as of September 30, 2025)	–	–
Common stock	15	15
Additional paid-in capital	899,808	892,534
Accumulated other comprehensive loss	365	218
Accumulated deficit	(907,906)	(905,625)
Total stockholders’ deficit	(7,718)	(12,858)
Total liabilities and stockholders’ deficit	$85,813	$99,999

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INSEEGO CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$369	$5,138
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
(Income) Loss from discontinued operations, net of tax	400	(3,032)
Depreciation and amortization	6,079	10,214
Loss on extinguishment of revolving credit facility	–	788
Gain on debt restructurings, net	–	(13,690)
Provision for expected credit losses	287	(372)
Impairment of capitalized software	384	927
Provision for excess and obsolete inventory	510	901
Impairment of operating lease right-of-use assets	–	139
Gain on early lease termination	(443)	–
Share-based compensation expense	5,105	2,714
Amortization of debt discount (premium) and debt issuance costs, net	(120)	4,435
Deferred income taxes	9	9
Non-cash operating lease expense	774	738
Changes in assets and liabilities:
Accounts receivable	(14,047)	2,962
Inventories	4,463	1,536
Prepaid expenses and other assets	(1,164)	1,993
Accounts payable	(184)	12,021
Accrued expenses and other liabilities	(5,325)	14,146
Operating lease liabilities	(952)	(888)
Operating cash flows from continuing operations	(3,855)	40,679
Operating cash flows from discontinued operations	(908)	7,031
Net cash provided by (used in) operating activities	(4,763)	47,710
Cash flows from investing activities:
Purchases of property, plant and equipment	(321)	(30)
Additions to capitalized software development costs and purchases of intangible assets	(6,121)	(3,608)
Investing cash flows from continuing operations	(6,442)	(3,638)
Investing cash flows from discontinued operations	710	(16)
Net cash used in investing activities	(5,732)	(3,654)
Cash flows from financing activities:
Payments related to repayments of 2025 Convertible Notes	(14,949)	(33,781)
Proceeds from issuance of short-term loan and warrants, net of issuance costs	–	19,350
Net repayments on revolving credit facility	–	(4,882)
Repayments on short-term loan	–	(13,500)
Proceeds from stock option exercises and employee stock purchase plan, net of taxes	308	2
Financing cash flows from continuing operations	(14,641)	(32,811)
Financing cash flows from discontinued operations	–	–
Net cash used in financing activities	(14,641)	(32,811)
Effect of exchange rates on cash	99	(1,682)
Net increase (decrease) in cash and cash equivalents	(25,037)	9,563
Cash and cash equivalents, beginning of period	39,596	2,409
Cash and cash equivalents, end of period	$14,559	$11,972

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INSEEGO CORP.

Supplemental Reconciliations of GAAP to Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024
GAAP Income (Loss) from continuing operations	$1,432	$507	$(1,170)	$(16,475)	$7,543	$79	$(5,516)
Share-based compensation expense	1,850	1,654	1,601	1,109	1,193	834	687
Impairment of capitalized software	–	–	384	–	507	–	420
Gain on early lease termination	(443)	–	–	–	–	–	–
Impairment of operating lease right-of-use assets	–	–	–	–	139	–	–
Purchased intangible amortization	–	–	316	330	330	330	330
Debt restructuring costs	–	–	–	201	669	452	–
Loss on extinguishment of revolving credit facility	–	–	–	–	–	788	–
Gain/(loss) on debt restructurings, net	–	–	–	16,541	(12,366)	(1,324)	–
Non-GAAP net income (loss)	2,839	2,161	1,131	1,706	(1,985)	1,159	(4,079)
Depreciation and amortization[1]	2,189	1,792	1,782	1,978	2,863	3,361	3,007
Interest expense	885	933	1,026	1,220	5,731	1,776	2,179
Other (income) expense, net	(126)	(182)	(303)	(14)	72	417	375
Income tax provision (benefit)	(36)	22	23	518	36	118	17
Adjusted EBITDA	$5,751	$4,726	$3,659	$5,408	$6,717	$6,831	$1,499

 1 Excluding purchased intangible amortization

	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024
INCOME (LOSS) PER DILUTED SHARE:
GAAP income (loss) from continuing operations per diluted share[2]	$0.03	$(0.03)	$(0.14)	$(1.23)	$(0.16)	$(0.06)	$(0.53)
Share-based compensation expense	0.12	0.11	0.10	0.07	0.10	0.07	0.06
Impairment of capitalized software	–	–	0.03	–	0.04	–	0.04
Gain on early lease termination	(0.03)	–	–	–	–	–	–
Impairment of operating lease right-of-use assets	–	–	–	–	0.01	–	–
Purchased intangibles amortization	–	–	0.02	0.02	0.03	0.03	0.03
Debt restructuring costs	–	–	–	0.01	0.05	0.04	–
Loss on extinguishment of revolving credit facility	–	–	–	–	–	0.07	–
Gain/(loss) on debt restructurings, net	–	–	–	1.12	(1.00)	(0.11)	–
Non-GAAP net income (loss) per diluted share[2,3]	$0.12	$0.08	$0.02	$0.06	$(0.95)	$0.03	$(0.41)
Shares used in computing GAAP income (loss) from continuing operations per diluted share	15,522,042	15,023,832	15,002,003	14,032,056	13,218,293	11,894,746	11,879,719
Shares used in computing non-GAAP net income (loss) per diluted share	15,522,042	15,147,769	15,328,069	14,792,934	12,336,503	11,996,070	11,879,719

2 Includes the impact of preferred stock dividends

3 The per share reconciliation of GAAP to non-GAAP may not aggregate due to both calculations utilizing a different share basis. The loss per diluted share calculation uses a lower share count as it excludes potentially dilutive shares included in the net income per diluted share calculation.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

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